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                       LINCOLN NATIONAL LIFE INSURANCE COMPANY
                              1300 South Clinton Street
                                    P.O. Box 1110
                              Fort Wayne, Indiana 46801
Fax: 219-455-5135
Writer's Direct Dial

219-455-3018

June 17, 1994

The Lincoln National Life Insurance Company
1300 South Clinton Street
P.O. Box 1110
Fort Wayne, IN 46801

Re:  Lincoln Life Flexible Premium Variable Life Account J, a
     Segregated Account of The Lincoln National Life Insurance Company - Registration Under the Securities Act of 1933 on Form S-6.

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Flexible Premium Variable Life Account J (the "Fund"), a segregated account of The Lincoln National Life Insurance Company (LNL), of contributions from a person pursuant to an insurance policy issued in accordance with the prospectus contained in the registration statement on Form S-6, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Fund, and the securities issued will represent binding obligations of LNL.

I consent to the filing of this Opinion as an exhibit to the Fund's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6.

                              Very truly yours,

                              /s/ Jeremy Sachs

                              Jeremy Sachs
                              Assistant General Counsel

JS/ryj
V10N12LA